Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne – Sr. Vice President - Finance
Dover, Delaware, April 25, 2019	(302) 857-3292

DOVER MOTORSPORTS, INC. REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2019

Dover Motorsports, Inc. (NYSE: DVD) today reported its results for the three months ended March 31, 2019.

The Company historically reports a loss in the first quarter due to the seasonality of our motorsports business. No major events were promoted during the first quarter of 2019 or 2018; therefore, our revenues were minimal.

Operating and marketing expenses decreased to $1,055,000 in the first quarter of 2019 from $1,151,000 in the first quarter of 2018, primarily due to the timing of advertising costs.

General and administrative expenses of $1,916,000 in the first quarter of 2019 also decreased slightly from $1,955,000 in the first quarter of 2018, primarily from lower employee costs.

Depreciation expense decreased to $793,000 in the first quarter of 2019 from $878,000 in the first quarter of 2018.

As previously reported, during the first quarter of 2018 we closed on the sale of a parcel of land in Nashville for net proceeds of approximately $5 million after closing costs, resulting in a gain of $2,512,000. We sold an additional 7.6 acres during the first quarter of 2019 for net proceeds of approximately $267,000, resulting in a gain of $139,000.

Provision for contingent obligation was $111,000 during the first quarter of 2019 compared to $67,000 for the first quarter of 2018.

Loss before income taxes was $3,481,000 for the first quarter of 2019 compared to $1,349,000 for the first quarter of 2018. On an adjusted basis, excluding the land sales, loss before income taxes was $3,620,000 for the first quarter of 2019 compared with $3,861,000 for the first quarter of 2018.

The Company’s effective income tax rate was 28.5% in the first quarter of 2019 compared with 26.5% in the first quarter of 2018.

Net loss for the first quarter of 2019 was $2,490,000 or $.07 per diluted share compared with a loss of $992,000 or $.03 per diluted share in the first quarter of 2018. Net loss, adjusted for the aforementioned items, was $2,600,000 or $.07 per diluted share for the first quarter of 2019 compared to $2,976,000 or $.08 per diluted share for the first quarter of 2018.

The Company’s financial condition continues to strengthen, with no outstanding borrowings and more than $2.5 million in available cash. During the first quarter this year, the Company repurchased 50,220 shares of its common stock on the open market at an average price of $2.02 per share, not including nominal brokerage commissions.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of NASCAR sanctioned and other motorsports events in the United States whose subsidiaries own and operate Dover International Speedway in Dover, Delaware and Nashville Superspeedway near Nashville, Tennessee. For further information, log on to dovermotorsports.com.

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Event-related	$129	$226

Expenses:
Operating and marketing	1,055	1,151
General and administrative	1,916	1,955
Depreciation	793	878

	3,764	3,984

Gain on sale of land	139	2,512

Operating loss	(3,496)	(1,246)
Interest expense	(6)	(40)
Provision for contingent obligation	(111)	(67)
Other income	132	4

Loss before income taxes	(3,481)	(1,349)
Income tax benefit	991	357

Net loss	$(2,490)	$(992)

Net loss per common share:
Basic	$(0.07)	$(0.03)

Diluted	$(0.07)	$(0.03)

Weighted average shares outstanding:
Basic	36,032	36,234
Diluted	36,032	36,234

DOVER MOTORSPORTS, INC.

RECONCILIATION OF GAAP LOSS BEFORE INCOME TAXES

TO ADJUSTED LOSS BEFORE INCOME TAXES

AND RECONCILIATION OF GAAP NET LOSS TO ADJUSTED NET LOSS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
GAAP loss before income taxes	$(3,481)	$(1,349)
Gain on sale of land (1)	(139)	(2,512)

Adjusted loss before income taxes	$(3,620)	$(3,861)

GAAP net loss	$(2,490)	$(992)
Gain on sale of land, net of income taxes (1)	(110)	(1,984)

Adjusted net loss	$(2,600)	$(2,976)

GAAP net loss per common share - basic and diluted	$(0.07)	$(0.03)
Gain on sale of land, net of income taxes (1)	—	(0.05)

Adjusted net loss per common share - basic and diluted	$(0.07)	$(0.08)

(1)	During the first quarter of 2019 and 2018, we closed on sales of parcels of land at our Nashville Superspeedway facility resulting in gains of $139,000 and $2,512,000, respectively.

The above financial information is presented using other than generally accepted accounting principles (“non-GAAP”), and is reconciled to comparable information presented using GAAP. Non-GAAP adjusted loss before income taxes, adjusted net loss and adjusted net loss per common share - basic and diluted are derived by adjusting amounts determined in accordance with GAAP for the aforementioned gain on sale of land. Income taxes are based on our approximate statutory tax rates. We believe such non-GAAP information is useful and meaningful to investors, and is used by investors and us to assess core operations. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as an alternative to loss before income taxes, net loss or net loss per common share - basic and diluted, which are determined in accordance with GAAP

DOVER MOTORSPORTS, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	March 31,	March 31,	December 31,
	2019	2018	2018
ASSETS
Current assets:
Cash	$2,552	$352	$3,951
Accounts receivable	1,844	1,935	676
Inventories	21	15	21
Prepaid expenses and other	1,268	1,290	1,055
Income taxes receivable	—	562	—
Assets held for sale	—	—	531

Total current assets	5,685	4,154	6,234
Property and equipment, net	47,599	50,261	48,137
Nashville Superspeedway facility	23,505	23,567	23,567
Other assets	1,098	1,086	1,015

Total assets	$77,887	$79,068	$78,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$99	$166	$187
Accrued liabilities	2,238	2,403	3,083
Payable to Dover Downs Gaming & Entertainment, Inc.	—	12	9
Income taxes payable	118	—	118
Contract liabilities	4,496	5,298	1,140

Total current liabilities	6,951	7,879	4,537
Revolving line of credit, net	—	500	—
Liability for pension benefits	720	2,263	773
Provision for contingent obligation	2,495	2,027	2,384
Deferred income taxes	7,390	8,326	8,371

Total liabilities	17,556	20,995	16,065

Stockholders’ equity:
Common stock	1,809	1,826	1,805
Class A common stock	1,851	1,851	1,851
Additional paid-in capital	101,320	101,659	101,416
Accumulated deficit	(41,316)	(43,777)	(38,826)
Accumulated other comprehensive loss	(3,333)	(3,486)	(3,358)

Total stockholders’ equity	60,331	58,073	62,888

Total liabilities and stockholders’ equity	$77,887	$79,068	$78,953

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Operating activities:
Net loss	$(2,490)	$(992)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	793	878
Amortization of credit facility fees	15	16
Stock-based compensation	108	105
Deferred income taxes	(991)	(357)
Provision for contingent obligation	111	67
(Gains) losses on equity investments	(87)	16
Gain on sale of land	(139)	(2,512)
Changes in assets and liabilities:
Accounts receivable	(1,168)	(1,459)
Prepaid expenses and other	(222)	(180)
Accounts payable	(39)	105
Accrued liabilities	(845)	(646)
Payable to Dover Downs Gaming & Entertainment, Inc.	(9)	5
Contract liabilities	3,356	4,049
Liability for pension benefits	(18)	(519)

Net cash used in operating activities	(1,625)	(1,424)

Investing activities:
Capital expenditures	(398)	(139)
Proceeds from sale of land and equipment, net	827	4,945
Purchases of equity investments	(4)	(35)
Proceeds from sale of equity investments	1	33

Net cash provided by investing activities	426	4,804

Financing activities:
Borrowings from revolving line of credit	—	2,460
Repayments on revolving line of credit	—	(5,200)
Repurchase of common stock	(200)	(289)

Net cash used in financing activities	(200)	(3,029)

Net (decrease) increase in cash	(1,399)	351
Cash, beginning of period	3,951	1

Cash, end of period	$2,552	$352